FRP HOLDINGS, INC./NEWS

FRP HOLDINGS, INC. (NASDAQ: FRPH) ANNOUNCES RESULTS FOR THE FIRST QUARTER ENDED MARCH 31, 2025
FRP Holdings, Inc. (NASDAQ-FRPH) Jacksonville, Florida; May 12, 2025 –
FRP Holdings is a real estate asset developer and manager across three differing asset classes including Multifamily, Industrial and Commercial, and Mining and Royalty Lands.

Net Income Results - Net income for the first quarter of 2025 was $1,710,000 or $.09 per share versus $1,301,000 or $.07 per share in the same period last year.

Executive Summary and Analysis – In the first quarter, the Company saw a 31% improvement in Net Income as well as a 10% increase in pro rata NOI compared to the same period last year. These improvements were driven primarily by 1) increases in mining royalty revenue and unrealized revenue; 2) improved occupancy at the Verge which drove the $988,000 improvement in equity in loss of joint venture; as well as 3) a $226,000 increase in lending venture interest income compared to the same period last year. Last quarter we cautioned our investors to temper their expectations for growth this year, especially compared to the rapid NOI growth of the previous three years. Despite the positive results from this quarter, the rationale for those tempered expectations is evident in our first quarter results. Industrial NOI was down compared to last year because of a tenant default and eviction which will take time to replace. Early in the second quarter we finished construction on our Chelsea warehouse and transferred it to the Industrial and Commercial segment from Development. This 258,000 square-foot industrial asset in Harford County, MD will have operating expenses that will further negatively impact NOI until we get it leased and occupied. The multifamily segment growth we saw this quarter will be the last bump we get from occupancy increases in the run up to stabilization. Going forward, all our multifamily assets will have been stabilized for a full year, and we expect results to be more in line with the same store growth we had this quarter, i.e. flat to slightly negative, as we compete with a glut of new projects in Washington, DC. These are temporary headwinds that may be too heavy a lift for improvements in Mining Royalties and lending venture income to offset.
Our focus in 2025 is setting the stage for our next phase of NOI growth. Part of that means leasing efforts at Cranberry and Chelsea, but primarily it means putting money to work in new projects. We have closed on the construction loans for both of our industrial JVs with Altman Logistics (f/k/a BBX) and anticipate breaking ground in the second quarter. We will continue entitlement work on our industrial pipeline in Maryland in order to be shovel ready in 2026, and we anticipate bolstering that pipeline with an additional land purchase and/or JV this year. We remain on track to deliver three new industrial assets every two years with the goal of doubling the size of our industrial segment over the next five years. As mentioned last quarter, we anticipate beginning construction this year on two multifamily projects, the first in Greenville and the second outside Ft. Myers, FL. These two projects will add 810 units and an estimated $6 million in NOI upon stabilization.
First Quarter Highlights
•31% increase in Net Income ($1.7 million vs $1.3 million)
•10% increase in pro rata NOI ($9.4 million vs $8.5 million)
•3% increase in the Multifamily segment’s pro rata NOI primarily due to improved occupancy of The Verge. This comparison includes the results for this project from the same period last year (when this project was still in our Development segment)
•2% decrease in Industrial and Commercial segment NOI due to and eviction and write-off of one tenant
•19% increase in the Mining Royalty Lands segment's NOI

Comparative Results of Operations for the three months ended March 31, 2025 and 2024
Consolidated Results

(dollars in thousands)	Three Months Ended March 31,
	2025	2024	Change	%
Revenues:
Lease revenue	$7,072	7,170	$(98)	-1.4%
Mining royalty and rents	3,234	2,963	271	9.1%
Total revenues	10,306	10,133	173	1.7%

Cost of operations:
Depreciation, depletion and amortization	2,607	2,535	72	2.8%
Operating expenses	1,859	1,867	(8)	-.4%
Property taxes	938	807	131	16.2%
General and administrative	2,577	2,042	535	26.2%
Total cost of operations	7,981	7,251	730	10.1%

Total operating profit	2,325	2,882	(557)	-19.3%

Net investment income	2,561	2,783	(222)	-8.0%
Interest expense	(695)	(911)	216	-23.7%
Equity in loss of joint ventures	(2,031)	(3,019)	988	-32.7%
Income before income taxes	2,160	1,735	425	24.5%
Provision for income taxes	526	400	126	31.5%

Net income	1,634	1,335	299	22.4%
Income (loss) attributable to noncontrolling interest	(76)	34	(110)	-323.5%
Net income attributable to the Company	$1,710	1,301	$409	31.4%

Net income for the first quarter of 2025 was $1,710,000 or $.09 per share versus $1,301,000 or $.07 per share in the same period last year. Pro rata NOI for the first quarter of 2025 was $9,364,000 versus $8,534,000 in the same period last year. The first quarter of 2025 was impacted by the following items:
•Operating profit decreased 19% from higher General and administrative expense and the default of an Industrial tenant. This decrease was partially offset by improved results in the Multifamily and Mining segments, as well as a reduction in Development professional fees. General and administrative expense increased primarily due to overlapping compensation as a result of the implementation of our executive succession and transition plan that commenced in May, 2024.
•Net investment income decreased $222,000 due to reduced earnings on cash equivalents ($447,000) partially offset by higher income from our lending ventures ($226,000) due to more residential lot sales.
•Interest expense decreased $216,000 compared to the same quarter last year as we capitalized $211,000 more interest this quarter. More interest was capitalized due to increased in-house and joint venture projects under development this quarter compared to last year.

•Equity in loss of Joint Ventures improved $988,000 due to improved results of our unconsolidated joint ventures. Results improved at The Verge ($409,000) due to improved occupancy and at Bryant Street ($444,000) and BC Realty ($107,000) both due to higher revenues and lower variable rate interest expense.
Multifamily Segment (Pro rata consolidated and pro rata unconsolidated)
For ease of comparison all the figures in the tables below include the results for The Verge from the same period last year (when this project was still in our Development segment).

	Three months ended March 31
(dollars in thousands)	2025	%	2024	%	Change	%

Lease revenue	$8,305	100.0%	7,883	100.0%	422	5.4%

Depreciation and amortization	3,287	39.6%	3,305	41.9%	(18)	-.5%
Operating expenses	2,625	31.6%	2,519	32.0%	106	4.2%
Property taxes	970	11.7%	889	11.3%	81	9.1%

Cost of operations	6,882	82.9%	6,713	85.2%	169	2.5%

Operating profit before G&A	$1,423	17.1%	1,170	14.8%	253	21.6%

Depreciation and amortization	3,287		3,305		(18)
Unrealized rents & other	(80)		14		(94)
Net operating income	$4,630	55.7%	4,489	56.9%	141	3.1%
The combined consolidated and unconsolidated pro rata net operating income this quarter for this segment was $4,630,000, up $141,000 or 3% compared to $4,489,000 in the same quarter last year. Most of this increase was from the improved occupancy of The Verge. This project contributed $753,000 of pro rata NOI to this segment compared to $606,000 in the Development segment in the same quarter last year, an increase of $147,000. Same store NOI decreased $6,000.

Apartment Building	Units	Pro rata NOI Q1 2025	Pro rata NOI Q1 2024	Avg. Occupancy Q1 2025	Avg. Occupancy Q1 2024	Renewal Success Rate Q1 2025	Renewal % increase Q1 2025

Dock 79 Anacostia DC	305	$905,000	$946,000	95.6%	94.8%	65.1%	3.1%
Maren Anacostia DC	264	$855,000	$924,000	93.9%	93.8%	52.5%	7.2%
Riverside Greenville	200	$222,000	$224,000	92.9%	93.7%	47.2%	1.9%
Bryant Street DC	487	$1,539,000	$1,496,000	92.5%	92.8%	47.1%	2.0%
.408 Jackson Greenville	227	$356,000	$293,000	97.2%	93.0%	72.7%	4.6%
Verge Anacostia DC	344	$753,000	$606,000	93.5%	87.7%	75.0%	3.4%
Multifamily Segment	1,827	$4,630,000	$4,489,000	94.0%	92.4%

Multifamily Segment (Consolidated - Dock 79 & The Maren)

	Three months ended March 31
(dollars in thousands)	2025	%	2024	%	Change	%

Lease revenue	$5,424	100.0%	5,414	100.0%	10	.2%

Depreciation and amortization	1,995	36.8%	1,981	36.6%	14	.7%
Operating expenses	1,585	29.2%	1,461	27.0%	124	8.5%
Property taxes	635	11.7%	524	9.7%	111	21.2%

Cost of operations	4,215	77.7%	3,966	73.3%	249	6.3%

Operating profit before G&A	$1,209	22.3%	1,448	26.7%	(239)	-16.5%
Total revenues for our two consolidated joint ventures were $5,424,000, an increase of $10,000 versus $5,414,000 in the same period last year. Total operating profit before G&A for the consolidated joint ventures was $1,209,000, a decrease of $239,000, or 17% versus $1,448,000 in the same period last year primarily due to higher operating expenses and property taxes. Operating expenses increased due to higher utilities from the colder weather (plus a ~$30,000 water leak from a frozen pipe) and higher repairs and maintenance.

Multifamily Segment (Pro rata unconsolidated)
Our Multifamily Segment has four unconsolidated joint ventures (Bryant Street, The Verge, Riverside, and .408 Jackson). Riverside was moved from the Development segment to the Multifamily segment in 2022, Bryant Street and .408 Jackson moved as of the beginning of 2024 and The Verge moved effective July 1, 2024, each upon reaching lease up stabilization.

	Three months ended March 31
(dollars in thousands)	2025	%	2024	%	Change	%

Lease revenue	$5,349	100.0%	4,933	100.0%	416	8.4%

Depreciation and amortization	2,193	41.0%	2,219	45.0%	(26)	-1.2%
Operating expenses	1,780	33.3%	1,728	35.0%	52	3.0%
Property taxes	625	11.7%	605	12.3%	20	3.3%

Cost of operations	4,598	86.0%	4,552	92.3%	46	1.0%

Operating profit before G&A	$751	14.0%	381	7.7%	370	97.1%
For our four unconsolidated joint ventures, pro rata revenues were $5,349,000, an increase of $416,000 or 8% compared to $4,933,000 in the same period last year. Pro rata operating profit before G&A was $751,000, an increase of $370,000 or 97% versus $381,000 in the same period last year. The increase was due to improved occupancy at The Verge and higher revenues at Bryant Street and .408 Jackson.

Industrial and Commercial Segment

	Three months ended March 31
(dollars in thousands)	2025	%	2024	%	Change	%

Lease revenue	$1,347	100.0%	1,453	100.0%	(106)	(7.3%)

Depreciation and amortization	391	29.1%	363	25.0%	28	7.7%
Operating expenses	233	17.3%	215	14.8%	18	8.4%
Property taxes	80	5.9%	63	4.3%	17	27.0%

Cost of operations	704	52.3%	641	44.1%	63	9.8%

Operating profit before G&A	$643	47.7%	812	55.9%	(169)	(20.8%)

Depreciation and amortization	391		363		28
Unrealized revenues	105		(16)		121
Net operating income	$1,139	84.6%	$1,159	79.8%	$(20)	(1.7%)
We have nine buildings in service at three different locations totaling 515,077 square feet of industrial and 33,708 square feet of office. These assets were 85.2% leased and occupied during the quarter compared to 95.6% leased and occupied during the same quarter last year due to an eviction for failure to pay rent by one tenant. Total revenues in this segment were $1,347,000, down $106,000 or 7%, over the same period last year due to the tenant default and eviction. Operating profit before G&A was $643,000, down $169,000 or 21% over the same quarter last year due to the lower occupancy and a $118,000 write-off of unrealized rent receivable and $34,000 write-off of leasing deferred commissions from the evicted tenant. Net operating income in this segment was $1,139,000, down $20,000 or 2% compared to the same quarter last year.

Mining Royalty Lands Segment Results

	Three months ended March 31
(dollars in thousands)	2025	%	2024	%	Change	%

Mining royalty and rent revenue	$3,234	100.0%	2,963	100.0%	271	9.1%

Depreciation, depletion and amortization	178	5.5%	149	5.0%	29	19.5%
Operating expenses	16	0.5%	17	0.6%	(1)	-5.9
Property taxes	75	2.3%	73	2.5%	2	2.7%

Cost of operations	269	8.3%	239	8.1%	30	12.6%

Operating profit before G&A	$2,965	91.7%	2,724	91.9%	241	8.8%

Depreciation and amortization	178		149		29
Unrealized revenues	141		(113)		254
Net operating income	$3,284	101.5%	$2,760	93.1%	$524	19.0%

Total revenues in this segment were $3,234,000, an increase of $271,000 or 9% versus $2,963,000 in the same period last year. Royalty revenues in the prior year were impacted by the deduction of $289,000 of royalties to resolve an overpayment which we referenced previously. Royalty tons were down 10% primarily due to a decrease at one location that experienced a project specific spike in demand in the prior year. Royalty revenue per ton increased 7% over the same period last year excluding the prior year overpayment deduction. Total operating profit before G&A in this segment was $2,965,000, an increase of $241,000 versus $2,724,000 in the same period last year. Net operating income was $3,284,000, up $524,000 or 19% compared to the same quarter last year due to the higher revenues and a $254,000 decrease in unrealized revenues. The unrealized revenue decrease is due to the temporarily higher minimum royalty payments we are currently receiving at one location which are straight-lined across the life of the lease for GAAP revenue purposes.

Development Segment Results

	Three months ended March 31
(dollars in thousands)	2025	2024	Change

Lease revenue	$301	303	(2)

Depreciation, depletion and amortization	43	42	1
Operating expenses	25	174	(149)
Property taxes	148	147	1

Cost of operations	216	363	(147)

Operating profit before G&A	$85	(60)	145

With respect to ongoing Development Segment projects:
▪We entered into two new joint venture agreements in early 2024 with Altman Logistics. The first joint venture is a 200,000 square-foot warehouse development project in Lakeland, FL, and the second joint venture is a 182,000 square-foot warehouse redevelopment project in Broward County, FL. We closed on both construction loans in March and anticipate construction to start on both projects in the second quarter of 2025.
▪Shell construction on our spec warehouse project in Aberdeen, MD on Chelsea Road was completed effective April 1, 2025 and is in the lease-up phase.
▪We are the principal capital source to develop 344 residential lots on 110 acres in Harford County, MD. We have funded $26.6 million of our $31.1 million total commitment. A national homebuilder is under contract to purchase all 222 townhome lots and 122 single family lots. At quarter-end, 133 lots have been sold and $19.1 million has been returned to the company of which $4.8 million was booked as profit to the Company.

FRP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

Assets:	March 31 2025	December 31 2024
Real estate investments at cost:
Land	$168,927	168,943
Buildings and improvements	284,248	283,421
Projects under construction	34,600	32,770
Total investments in properties	487,775	485,134
Less accumulated depreciation and depletion	80,244	77,695
Net investments in properties	407,531	407,439

Real estate held for investment, at cost	12,182	11,722
Investments in joint ventures	148,302	153,899
Net real estate investments	568,015	573,060

Cash and cash equivalents	142,932	148,620
Cash held in escrow	702	1,315
Accounts receivable, net	1,285	1,352
Unrealized rents	1,271	1,380
Deferred costs	2,294	2,136
Other assets	624	622
Total assets	$717,123	728,485

Liabilities:
Secured notes payable	$178,250	178,853
Accounts payable and accrued liabilities	3,251	6,026
Other liabilities	1,487	1,487
Federal and state income taxes payable	1,119	611
Deferred revenue	2,602	2,437
Deferred income taxes	67,655	67,688
Deferred compensation	1,479	1,465
Tenant security deposits	784	805
Total liabilities	256,627	259,372

Commitments and contingencies

Equity:
Common stock, $.10 par value 25,000,000 shares authorized, 19,087,334 and 19,046,894 shares issued and outstanding, respectively	1,909	1,905
Capital in excess of par value	69,237	68,876
Retained earnings	353,977	352,267
Accumulated other comprehensive income, net	47	55
Total shareholders’ equity	425,170	423,103
Noncontrolling interests	35,326	46,010
Total equity	460,496	469,113
Total liabilities and equity	$717,123	728,485

Non-GAAP Financial Measures.
To supplement the financial results presented in accordance with GAAP, FRP presents certain non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. We believe these non-GAAP measures provide useful information to our Board of Directors, management and investors regarding certain trends relating to our financial condition and results of operations. Our management uses these non-GAAP measures to compare our performance to that of prior periods for trend analyses, purposes of determining management incentive compensation and budgeting, forecasting and planning purposes. We provide Pro rata net operating income (NOI) because we believe it assists investors and analysts in estimating our economic interest in our consolidated and unconsolidated partnerships, when read in conjunction with our reported results under GAAP. This measure is not, and should not be viewed as, a substitute for GAAP financial measures. For ease of comparison all the figures in the tables below include the results for The Verge in the Multifamily segment for all periods shown.

Pro rata Net Operating Income Reconciliation
Three months ending 3/31/25 (in thousands)
	Industrial and Commercial Segment	Development Segment	Multifamily Segment	Mining Royalties Segment	Unallocated Corporate Expenses	FRP Holdings Totals

Net income (loss)	$492	905	(1,169)	2,259	(853)	1,634
Income tax allocation	151	278	(369)	694	(228)	526

Income (loss) before income taxes	643	1,183	(1,538)	2,953	(1,081)	2,160

Less:
Unrealized rents	—		—	—		—
Interest income		1,027			1,534	2,561
Plus:
Unrealized rents	105	—	3	141	—	249
Professional fees			31			31
Equity in loss of joint ventures	—	(71)	2,090	12		2,031
Interest expense	—	—	657	—	38	695
Depreciation/amortization	391	43	1,995	178		2,607
General and administrative	—	—	—	—	2,577	2,577

Net operating income (loss)	1,139	128	3,238	3,284	—	7,789

NOI of noncontrolling interest			(1,478)			(1,478)
Pro rata NOI from unconsolidated joint ventures		183	2,870			3,053

Pro rata net operating income	$1,139	311	4,630	3,284	—	9,364

Pro-rata Net Operating Income Reconciliation
Three months ended 03/31/24 (in thousands)

	Industrial and Commercial Segment	Development Segment	Multifamily Segment	Mining Royalties Segment	Unallocated Corporate Expenses	FRP Holdings Totals

Net income (loss)	$430	(1,186)	(1,254)	1,862	1,483	1,335
Income tax allocation	132	(364)	(396)	572	456	400

Income (loss) before income taxes	562	(1,550)	(1,650)	2,434	1,939	1,735

Less:
Unrealized rents	16	—	9	113	—	138
Interest income	—	802	—	—	1,981	2,783
Plus:
Professional fees	—	—	12	—	—	12
Equity in loss of joint ventures	—	1,014	1,993	12	—	3,019
Interest expense	—	—	869	—	42	911
Depreciation/amortization	363	42	1,981	149	—	2,535
General and administrative	250	1,278	236	278	—	2,042

Net operating income (loss)	1,159	(18)	3,432	2,760	—	7,333

NOI of noncontrolling interest	—	—	(1,562)	—	—	(1,562)
Pro-rata NOI from unconsolidated joint ventures	—	144	2,619	—	—	2,763

Pro-rata net operating income	$1,159	126	4,489	2,760	—	8,534

Conference Call

The Company will host a conference call on Tuesday, May 13, 2025 at 9:00 a.m. (EDT). Analysts, stockholders and other interested parties may access the teleconference live by calling 1-800-343-4849 (passcode 83364) within the United States. International callers may dial 1-203-518-9848 (passcode 83364). Audio replay will be available until May 27, 2025 by dialing 1-800-839-2389 within the United States. International callers may dial 1-402-220-7204. No passcode needed. An audio replay will also be available on the Company’s website under investors, financials, quarterly results (https://investors.frpdev.com/quarterly-reports) following the call.

Additional Information

Our investor relations website is https://investors.frpdev.com and we encourage investors to use it as a way of easily finding information about us. We promptly make available on this website, free of charge, the reports that we file or furnish with the SEC, press releases, quarterly earnings presentations, investor presentations, and corporate governance information, which may contain material information about us, and you may subscribe to Email Alerts to be notified of new information posted to this site.

Investors are cautioned that any statements in this press release which relate to the future are, by their nature, subject to risks and uncertainties that could cause actual results and events to differ materially from those indicated in such forward-looking statements. These include, but are not limited to: the possibility that we may be unable to find appropriate investment opportunities; levels of construction activity in the markets served by our mining properties; demand for flexible warehouse/office facilities in the MidAtlantic and Florida; multifamily demand in Washington D.C. and Greenville, South Carolina; our ability to obtain zoning and entitlements necessary for property development; the impact of lending and capital market conditions on our liquidity; our ability to finance projects or repay our debt; general real estate investment and development risks; vacancies in our properties; risks associated with developing and managing properties in partnership with others; competition; our ability to renew leases or re-lease spaces as leases expire; illiquidity of real estate investments; bankruptcy or defaults of tenants; the impact of restrictions imposed by our credit facility; the level and volatility of interest rates; environmental liabilities; inflation risks; cybersecurity risks; as the impact of tariffs on our industrial tenants and construction costs; well as other risks listed from time to time in our SEC filings; including but not limited to; our annual and quarterly reports. We have no obligation to revise or update any forward-looking statements, other than as imposed by law, as a result of future events or new information. Readers are cautioned not to place undue reliance on such forward-looking statements.

FRP Holdings, Inc. is a holding company engaged in the real estate business, namely (i) leasing and management of commercial properties owned by the Company, (ii) leasing and management of mining royalty land owned by the Company, (iii) real property acquisition, entitlement, development and construction primarily for apartment, retail, warehouse, and office, and (iv) leasing and management of residential apartment buildings.

Contact: Matthew C. McNulty Chief Financial Officer	904/858-9100